UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 25, 2014

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 (d)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2014, the Board of Directors of Bank of Hawaii Corporation (the “Company”), in accordance with the provisions of the Company’s Certificate of Incorporation and By-Laws (the “Corporate Documents”), increased the authorized number of Directors of the Company from 14 to the authorized number of 15. Further, in accordance with the provisions of the Corporate Documents, the Board of Directors of the Company elected Victor K. Nichols to serve as an independent Director of the Company in the newly created directorship resulting from the increase in the authorized number of directors from 14 to 15, to serve until the annual election of directors at the Company’s next annual shareholder meeting, subject to his earlier death, disqualification, resignation or removal. Mr. Nichols will serve as a member of the Company’s Audit and Risk Committee. No related person transactions as provided in Item 404(a) of Regulation S-K have occurred between the Company and Mr. Nichols. Mr. Nichols will participate in the existing Director compensation and restricted stock program, pro-rated at 75% to reflect the remaining balance of the annual director term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2014	BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary